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                                                                   Exhibit 4.B

                          1996 MANAGEMENT AND DIRECTOR
                               STOCK OPTION PLAN

                       GENERAL NUTRITION COMPANIES, INC.

         1.  Purpose of the Plan.

         This stock option plan (the "Plan") is intended to encourage ownership of the stock of General Nutrition Companies, Inc. (the "Company") by officers and key employees of the Company and its subsidiaries, and directors of the Company, to induce qualified personnel to enter and remain in the employ of the Company or its subsidiaries and otherwise to provide additional incentive for optionees to promote the success of its business.

         2.  Stock Subject to the Plan.

         (a) The total number of shares of the authorized but unissued or Treasury shares of the common stock, $.01 par value, of the Company ("Common Stock") for which options may be granted under the Plan shall not exceed Five Million (5,000,000) shares, subject to adjustment as provided in Section 12 hereof.

         (b) Of the total number of shares for which options may be granted under the Plan, 2,500,000 shares are initially available for grant hereunder and 2,500,000 will become available for grant hereunder if the market price per share of the Company's Common Stock reaches the following levels on or prior to August 22, 2000:

         Market Price              Additional Share Becoming
           Per Share                  Available for Grant
         ------------              -------------------------
            $18.60                          625,000
            $22.32                          625,000
            $26.78                          625,000
            $32.14                          625,000
                                          ---------
                           TOTAL:         2,500,000


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         (c) If an option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

         (d) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

         3.  Administration of the Plan.

         The Plan shall be administered by the Board of Directors or by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors, to whom the Board may (except as provided in Section 5 hereof) delegate its authority hereunder. The decision of the Board or of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board or the Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Board or the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Board or Committee member shall be liable for any action or determination made in good faith.

         If any such Committee is appointed, the Board may from time to time appoint a member or members of the Committee in substantiation for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem

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advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee.

         4.  Type of Options.

         Options granted pursuant to the Plan shall be authorized by action of the Board or the Committee and may be designated in the sole discretion of the Board or the Committee as either incentive stock options meeting the requirements of Section 422 of the Code or non-qualified options which are not intended to meet the requirements of Section 422 of the Code. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically without further action by the Board or the Committee on the date of such failure to continue to meet the requirements of Section 422 of the Code.

         5.  Eligibility.

         Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Options designated as non-qualified options may be granted to directors of the Company and officers and key employees of the Company or of any of its subsidiaries.

         Option grants to directors who are not otherwise employees of the Company or a subsidiary shall be made by the Board of Directors.

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         In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         No option designated as an incentive stock option shall be granted to any optionee of the Company or any subsidiary if such optionee owns, immediately prior to the grant of an option, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any optionee in any one taxable year of the Company shall not exceed 500,000 shares of Common Stock, taking into account shares which were the subject of options granted during such taxable year and subsequently terminated.

         6.  Option Grants; Option Agreement.

         Of the 2,500,000 shares initially available for the grant of options hereunder, 1,250,000 shall be available for grant at exercise prices determined by the Board or the Committee, which prices shall not be less than the fair market value of the Company's Common Stock at the time of grant. Such options shall vest on a daily basis over the four years commencing on the date of grant.

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         The remaining 1,250,000 shares initially available for grant hereunder shall be granted at exercise prices determined by the Board or the Committee, which prices shall not be less than the fair market value of the Company's Common Stock at the time of grant. Such options shall vest at the rate of 25% per year over the four year period commencing on the date of grant, provided that the market price per share of the Company's Common Stock achieves specified levels of appreciation during such four year period. Such appreciation must equal or exceed 20% in each year commencing with the date of grant of each option. Notwithstanding any such appreciation, except as set forth in the following sentence, no more than 25% of the shares available for issuance under such option shall vest in any one year. If in a given year the market price per share of the Company's Common Stock fails to achieve the specified level, the shares which fail to vest in that year may vest in a subsequent year within such four year period commencing on the date of grant, assuming that the market price per share of the Company's Common Stock achieves in such subsequent year the level which was not met in a previous year.

         Options with respect to the additional 2,500,000 shares which may become available for grant hereunder pursuant to Section 2(b) hereof shall be granted at exercise prices equal to the price per share which was required in order to make such shares available for grant under such Section 2(b). Options for the purchase of 50% of the shares which become available for amount for grant pursuant to Section 2(b) hereof shall vest on a daily basis over the four year period commencing on the date of grant. Options for the purchase of the remaining 50% of such shares shall vest at the rate of 25% per year over the four year period commencing on the date of grant if the market price per share of the Company's Common Stock appreciates at the rate of 20% or more in each year of such four year period. In the event that the required level of stock appreciation is not met in a given year,

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the shares which fail to vest in that year may vest in a subsequent year if the level of stock appreciation which was not met is achieved in a subsequent year within such four year period.

         Notwithstanding the foregoing, if an option whose vesting is dependent upon the achievement of specified levels of stock price appreciation has not been fully vested by the close of the four year period commencing on the date of grant, such option shall be exercisable for a 30-day period commencing with the close of such four year period and thereafter shall terminate to the extent not exercised.

         Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of the Code. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one option may be granted to an individual.

         7.  Option Price.

         The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be as determined by the Board or the Committee, but, except as provided in Section 6 above, in no event less than the fair market value of such Common Stock at the time the option is granted. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be the fair market value of such Common Stock at the time

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the option is granted as determined by the Board or the Committee in accordance with the Regulations promulgated under Section 422 of the Code.

         If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant in accordance with Treasury Regulations Section 25.2512-2. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board or the Committee.

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         8.  Manner of Payment; Manner of Exercise.

         (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price. Delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board or the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Board or the Committee in accordance with Section 7 hereof.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after five (5) but not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

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         9.  Exercise of Options.

         Each option granted under the Plan shall, subject to Section 10(b) and
Section 12 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant.

         To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than ten (10) full shares of Common Stock.

         10.  Term of Options; Exercisability.

         (a)  Term.

                  (1) Each option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) Except as otherwise provided in this Section 10, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on (i) the later of the last day of the third month after the date such optionee ceases to be a director or an employee of the Company or one of its subsidiaries or the third business day after the Plan is approved by the Stockholders under Section 19 hereof or (ii) on the date on which the option expires by its terms, whichever occurs first.

                  (3) If such termination of employment is as a result of termination for cause such option will terminate on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

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                  (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

                  (5) An option granted to a director shall terminate on the last day of the third month after such director ceases to serve as a director.

                  (6) In the event of the death of any optionee (whether employee or director), any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.

         (b)  Exercisability.

                  An option granted to a director or an employee optionee who ceases to be a director or an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be a director or an employee of the Company or one of its subsidiaries, provided however that an option granted to a director who does not stand for reelection to the Board of Directors upon the expiration of such director's term of office shall be exercisable as to the full amount of the shares covered by such option, notwithstanding the provisions of such option concerning vesting.

         11.  Options Not Transferrable.

         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferrable by such optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of such optionee only by him or her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the

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optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option. Notwithstanding the foregoing, any option granted under the Plan (other than an incentive stock option) may provide (if the Board or the Committee in its sole discretion decides to include such a provision), that the optionee shall be entitled to make a transfer of all or any part of such option to members of his immediate family or a trust for the benefit of such persons, following notice to the Secretary of the Company and approval by the Board or the Committee in its sole discretion, provided that (in the case of options granted to persons subject to Section 16 of the Securities Exchange Act of 1934 at the time of grant), any such provision shall by its terms be inoperative and no such transfer shall be permitted except when transfers to members of the optionee's immediate family or a trust for the benefit of such persons are permissible under the conditions to the availability of the exemption afforded by Regulation 16b-3 promulgated under the Securities Exchange Act of 1934.

         12.  Recapitalizations, Reorganizations and the Like.

         (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee shall be

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maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

         (b) In addition, unless otherwise determined by the Board or the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) a Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Board or the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Board or the Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesigned as non-qualified stock options.

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A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall acquire shares of the Company's then outstanding Common Stock of the Company, in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own twenty (20%) percent or more of the Company's Common Stock outstanding.

         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or a director of the Company of any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable.

         (d) If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board or the Committee shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Committee may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

         (e) No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder of the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

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         13.  No Special Employment Rights.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board or the Committee at the time.

         14.  Withholding.

         The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income, excise, employment and other tax withholding requirements. The Company and employee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements.

         15.  Restrictions on Issue of Shares.

         (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of any option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                  (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

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                  (ii) Counsel for the Company shall have given an opinion,
which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         16.  Purchase for Investment; Rights of Holder on Subsequent
              Registration.

         Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or

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desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         17.  Loans.

         The Company may not make loans to optionees to permit them to exercise options.

         18.  Modification of Outstanding Options.

         The Board or the Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interest of the Company and in accordance with the purposes of this Plan.

         19.  Approval of Stockholders.

         The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company present, or represented, and entitled to vote at a duly held stockholders' meeting, or by written consent of a majority of all the stockholders, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date

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of adoption by the Board upon such approval. The Board or the Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval, and, accordingly, no such option may be exercisable prior to such approval.

         20.  Termination and Amendment of Plan.

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in Section 20, the Board of Directors may not, without the approval of the stockholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan or change the provisions of Section 6 regarding criteria for vesting of options. The Board or the Committee may grant options to persons subject to Section 16(b) of the Securities and Exchange Act of 1934 after an amendment to the Plan by the Board of Directors requiring stockholder approval under Section 20, but any such option shall become effective as of the date of grant only upon such approval and accordingly, no such option may be exercisable prior to such approval. Termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

         21.  Reservation of Stock.

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

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         22.  Limitation of Rights in the Option Shares.

         An optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the options except to the extent that the option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

         23.  Notices.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

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